EXHBIT 10.1
FOURTH AMENDMENT TO THE ESCROW AGREEMENT
     This Fourth Amendment to the Escrow Agreement dated August 12, 2005 (the “Escrow Agreement”), as previously amended, is executed to accommodate the settlement of certain claims arising under the Asset Purchase Agreement, dated August 12, 2005 (the “Purchase Agreement”) by and among the parties hereto and/or certain of their predecessors-in-interest.
     1. Release of Funds. The execution of this Amendment shall be the authorization to the Escrow Agent to release from the Escrow, $197,000 to each of St. Denis Investments, Ltd; 675003 BC Ltd., and Brian LeMaire (collectively, the “Sellers”). The execution of this Amendment shall also constitute the authorization to the Escrow Agent to release from the Escrow, the balance of the cash in the Escrow, which was $75,080.91 as of March 31, 2008, to Cohesant Inc. Each of the distributees shall provide to the Escrow Agent written instructions as to where to wire or send the foregoing amounts.
     2. Cohesant Shares. The 70,224 shares of common stock, $0.01 par value of Cohesant Inc. currently held in escrow shall remain in escrow pending resolution of the remaining single claim identified on Exhibit A hereto or, if early, the passage of 90 days after delivery of the notice specified in Exhibit A.
     3. Release. Upon its receipt of the payment referenced in Section 3 above, Cohesant, on behalf of itself and all of related parties, does hereby release and discharge the Sellers from any and all claims, demands, charges and causes of actions of any nature whatsoever, known or unknown, that have arisen or may arise out of any breaches or alleged breaches of their or their predecessors’ representations and warranties made under the Purchase Agreement, provided, however, that this release shall not extend to the one matter identified on Exhibit A hereto, and the Sellers acknowledge that they remain liable for any costs, expenses, or claims that may arise on or after the date hereof and relating to the matter identified in Exhibit A.
     3. Counterparts. This instrument may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned have caused this Fourth Amendment to the Escrow Agreement to be signed on their respective behalf by their respective duly authorized representative as of the date written above.
Cohesant Inc.

By:	/s/ Morris H. Wheeler

Name:	Morris H. Wheeler
Title:	Chief Executive Officer

/s/ Brian LeMaire

Brian LeMaire
ST. DENIS INVESTMENTS, LTD.

By:	/s/ Stuart McNeill
Stuart McNeill, sole officer and member
675003 BC Ltd.

By:	/s/ Paul Mancuso
Title:	Director

JP MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,
As Escrow Agent

By:	/s/ Sonny T. Lui
Title:	Assistant Vice President